UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware		20-5336063
(State or other jurisdiction of incorporation)	001-33225 (Commission file number)	(I.R.S. Employer Identification No.)

9811 Katy Freeway, Suite 1200, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(364) 359-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock (Par Value $0.0001)	GLDD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2021 Long-Term Incentive Plan

At the 2021 Annual Meeting of Stockholders of Great Lakes Dredge & Dock Corporation (the “Company”) held on May 5, 2021, the Company’s stockholders approved the Great Lakes Dredge & Dock Corporation 2021 Long-Term Incentive Plan (the “Incentive Plan”), which previously had been approved by the Company’s Board of Directors (the “Board”) subject to stockholder approval. The Incentive Plan replaces the 2017 Long-Term Incentive Plan (the “Prior Plan”) and is largely based on the Prior Plan, but with updates to the available shares and other administrative changes. The following paragraphs provide a summary of certain terms of the Incentive Plan.

Consistent with the Prior Plan, the purposes of the Incentive Plan are to: (i) align the interests of the Company’s stockholders and the recipients of awards under the Incentive Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; (ii) advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees, consultants, independent contractors and agents; and (iii) motivate such persons to act in the long‑term best interests of the Company and its stockholders.

Under the Incentive Plan, the Company may grant: (i) nonqualified stock options; (ii) incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended); (iii) stock appreciation rights (“SARs”); (iv) restricted stock, restricted stock units and other stock awards (“Stock Awards”); and (v) performance awards. Subject to the terms and conditions of the Incentive Plan, the number of shares of common stock authorized for grants under the Incentive Plan is 1,500,000 shares plus the number of shares that remained available for future grant under the Prior Plan as of the effectiveness of the Incentive Plan.  The Incentive Plan’s share limit will be reduced by the aggregate number of shares of common stock which become subject to outstanding options, outstanding free-standing SARs, outstanding Stock Awards and outstanding performance awards denominated in shares of common stock.

The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2021 Annual Meeting of Stockholders on May 5, 2021 (the “Annual Meeting”). In connection with the Annual Meeting, proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. Matters voted upon were (1) the election of two directors, each to serve for a three-year term expiring at the 2024 Annual Meeting of Stockholders and to hold office until her/his respective successor is elected and qualified or until her/his earlier death, disqualification, resignation or removal; (2) the ratification of the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; (3) the advisory vote on executive compensation; and (4) the approval of the Great Lakes Dredge & Dock Corporation 2021 Long-Term Incentive Plan. A total of 60,109,735 votes were cast. The results with respect to each matter are set out below:

1) The stockholders elected each of the two director nominees to serve for a three-year term expiring at the Company’s 2024 Annual Meeting of Stockholders. The voting for the director nominees was as follows:

Director Nominee	For	Withhold	Broker non-votes
Lasse J. Petterson	51,862,388	1,540,528	6,706,819
Kathleen M. Shanahan	51,578,845	1,824,071	6,706,819

2) The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2021 with the following vote:

Number of Votes
For	58,678,730
Against	1,194,382
Abstain	236,623

3) The stockholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers. The result of the vote taken at the Annual Meeting was as follows:

Number of Votes
For	52,211,052
Against	1,049,909
Abstain	141,955
Broker non-votes	6,706,819

4) The stockholders approved the Great Lakes Dredge & Dock Corporation 2021 Long-Term Incentive Plan. The result of the vote taken at the Annual Meeting was as follows:

Number of Votes
For	50,188,014
Against	3,106,407
Abstain	108,495
Broker non-votes	6,706,819

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Great Lakes Dredge & Dock Corporation 2021 Long-Term Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

Date: May 7, 2021	By:	/s/Mark W. Marinko
Mark W. Marinko
Senior Vice President and Chief Financial Officer